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                                                                  EXHIBIT 3.23.1


                            ARTICLES OF INCORPORATION
                                       OF
                          D P MEDIA OF ST. LOUIS, INC.

         The undersigned, acting as incorporator of D P MEDIA OF ST. LOUIS, INC., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

                                 ARTICLE I. NAME

         The name of the corporation is:

                          D P MEDIA OF ST. LOUIS, INC.

                               ARTICLE II. ADDRESS

         The mailing address of the corporation is:

                           400 North Ashley Drive, Suite 2300
                           Tampa, Florida 33602

                     ARTICLE III. COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence at 12:01 A.M., the date of filing of these Articles of Incorporation.

                               ARTICLE IV. PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

                          ARTICLE V. AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.

                 ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

         The street address of the current registered office of the corporation is 701 Brickell Avenue, Suite 3000, Miami, Florida 33131-3209, and the name of the corporation's current registered agent at that address is Intrastate Registered Agent Corporation.

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                     ARTICLE VII. INITIAL BOARD OF DIRECTORS

         The corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The names and street addresses of the initial directors are:

                  Name                       Address
                  ----                       -------
                  Devon Paxson               231 Bradley Place,
                                             Suite 204
                                             Palm Beach, Florida 33480

                  Roslyck Paxson             231 Bradley Place,
                                             Suite 204
                                             Palm Beach, Florida 33480

                           ARTICLE VIII. INCORPORATOR

         The name and street address of the incorporator is:

                  Name                       Address
                  ----                       -------
                  Bernard A. Barton, Jr.     400 North Ashley Drive
                                             Suite 2300
                                             Tampa, Florida 33602

         The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

                               ARTICLE IX. BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                              ARTICLE X. AMENDMENTS

         The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

         The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this ___ day of July, 1997.


                                       -----------------------------------------
                                       Bernard A. Barton, Jr., Incorporator


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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS
WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

         Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

         That D P MEDIA OF ST. LOUIS, INC., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 701 Brickell Avenue, Suite 3000, Miami, Florida 33131-3209 has named Intrastate Registered Agent Corporation as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

         Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.

         Dated this ___ day of July, 1997.



                                       INTRASTATE REGISTERED AGENT
                                       CORPORATION



                                       By:
                                          --------------------------------------
                                          Robert J. Grammig, Vice President


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